UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2024

CONSTRUCTION PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

(Address of principal executive offices) (ZIP Code)

(334) 673-9763

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Construction Partners, Inc. (the “Company”), certain of its wholly owned subsidiaries in their capacity as co-borrowers (collectively with the Company, the “Borrowers”), and certain of the Company’s wholly owned subsidiaries in their capacity as guarantors (collectively with the Borrowers, the “Loan Parties”) are party to that certain Third Amended and Restated Credit Agreement with PNC Bank, National Association, as successor to BBVA USA, as administrative agent and lender (the “Administrative Agent”), PNC Capital Markets LLC, as joint lead arranger and sole bookrunner, Regions Bank and BofA Securities, Inc., each as a joint arranger, and certain other lenders party thereto (as amended from time to time, the “Credit Agreement”). The Credit Agreement, which originally provided for (i) a revolving credit facility in an initial aggregate principal amount of $325.0 million (the “Revolving Credit Facility”), (ii) a term loan facility in an initial aggregate principal amount of $250.0 million (the “Term Loan”), and (iii) a delayed draw term loan facility in an initial aggregate principal amount of $50.0 million (the “Delayed Draw Term Loan”), permitted the Borrowers to request one or more incremental term loans or an increase in the commitments under the Revolving Credit Facility (in either case, an “Incremental Facility”) in an aggregate principal amount of up to the greater of (i) $200.0 million and (ii) the amount of the consolidated adjusted EBITDA of the Loan Parties for the immediately preceding four-fiscal-quarter period, on the same terms as the Term Loan or the Revolving Credit Facility, as applicable, including pricing, and, in the case of an Incremental Facility that is a term loan, the then-applicable amortization rate.

On May 29, 2024 (the “Effective Date”), the Loan Parties entered into the Third Amendment to the Credit Agreement (the “Amendment,” and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), pursuant to which, among other things, (i) the aggregate commitments under the Revolving Credit Facility were increased from $325.0 million to $400.0 million (as so increased, the “Increased Revolving Credit Facility”) and (ii) $125.0 million of borrowings previously outstanding under the Revolving Credit Facility were reallocated from the Revolving Credit Facility to the Term Loan (as so increased, the “Increased Term Loan”). In addition, in connection with the Amendment, each of South State Bank, First-Citizens Bank & Trust Company and Comerica Bank became a Revolving Credit Lender and Term Lender (each as is defined in the Amended Credit Agreement). The Amended Credit Agreement also includes, among other things, updates to certain affirmative and negative covenants, and provides that an additional Incremental Facility remains available to the Loan Parties on the same terms and conditions described above.

As of the Effective Date, after giving effect to the Amendment, $98.1 million of principal was outstanding under the Increased Revolving Facility, and (ii) approximately $401.3 million of principal was outstanding under the Increased Term Loan. Except as modified by the Amendment, the terms of the Revolving Credit Facility and the Term Loan remain the same.

The lenders that are parties to the Amended Credit Agreement and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, certain of these services to the Loan Parties and to persons and entities with relationships with the Loan Parties, for which they received or will receive customary fees and expenses.

The foregoing description of the Amendment is a summary only and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Increased Revolving Credit Facility and the Increased Term Loan is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 22, 2024, the Company entered into an Exchange Agreement (the “Exchange Agreement”), by and among the Company, Ned N. Fleming, III, Fred J. (Jule) Smith, III, the Fleming Family Management Trust (the “Fleming Family Trust”), the Michael H. McKay Trust dated April 1, 2008 (the “McKay Trust”), N. Nelson Fleming, IV, SunTx Capital Partners II, LP (“SunTx Partners II”), SunTx Capital Partners II Dutch Investors, LP (“SunTx Partners Dutch LP”) and Grace, Ltd., pursuant to which the foregoing parties consummated the following transactions (collectively, the “Exchanges”): (i) Ned N. Fleming, III exchanged 142,907 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), with the Company for 142,907 newly issued shares of Class B common stock, par value $0.001 per share (“Class B Common Stock”); (ii) Fred J. (Jule) Smith, III exchanged 28,343 shares of Class A Common Stock with the Company for 28,343 newly issued shares of Class B Common Stock; (iii) the Fleming Family Trust exchanged 4,000 shares of Class A Common Stock with the Company for 4,000 newly issued shares of Class B Common Stock; (iv) the McKay Trust exchanged 33,099 shares of Class A Common Stock with the Company for 33,099 newly issued shares of Class B Common Stock; (v) N. Nelson Fleming, IV exchanged 1,545 shares of Class A Common Stock with the Company for 1,545 newly issued shares of Class B Common Stock; (vi) SunTx Partners II exchanged 26,607 shares of Class A Common Stock with the Company for 26,607 newly issued shares of Class B Common Stock; (vii) SunTx Partners Dutch LP exchanged 13,499 shares of Class A Common Stock with the Company for 13,499 newly issued shares of Class B Common Stock; and (viii) Grace, Ltd. exchanged 250,000 shares of Class B Common Stock with the Company for 250,000 newly issued shares of Class A Common Stock.

Following the completion of the Exchanges, the total number of shares of Class A Common Stock and total number of shares of Class B Common Stock outstanding were the same as immediately prior to the Exchanges. Each share of Class B Common Stock is convertible into one share of Class A Common Stock (i) at any time at the option of the holder and (ii) upon any transfer, except for certain transfers described in the Company’s amended and restated certificate of incorporation. In addition, upon the election of the holders of a majority of the then-outstanding shares of Class B Common Stock, all outstanding shares of Class B Common Stock will be converted into shares of Class A Common Stock. The holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters submitted to a vote of stockholders. The holders of Class A Common Stock are entitled to one vote per share, and the holders of Class B Common Stock are entitled to 10 votes per share. The shares of Class B Common Stock do not expire.

The shares of Class A Common Stock and Class B Common Stock issued in the Exchanges were issued to existing holders of the Company’s Class A Common Stock and Class B Common Stock without commission or additional consideration in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Third Amendment to Third Amended and Restated Credit Agreement, dated as of May 29, 2024, by and among Construction Partners, Inc. and each of its wholly owned subsidiaries, as loan parties, PNC Bank, National Association, as administrative agent and lender, PNC Capital Markets LLC, as joint lead arranger and sole bookrunner, Regions Bank and BofA Securities, Inc., each as a joint arranger, and certain other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request. Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: May 29, 2024	By:	/s/ Gregory A. Hoffman
Gregory A. Hoffman
Senior Vice President and Chief Financial Officer